WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE ALL THE DIRECTORS OF

(QV) QUANTUM VENTURES, INC.

A NEVADA CORPORATION

The undersigned Director, being the Directors of (QV) Quantum Ventures, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

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